THE BANK OF NEW
YORK
 NEW YORKS FIRST BANK  FOUNDED 1784 BY
ALEXANDER HAMILTON


August 21, 2006

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by the American
Depositary Receipts each
representing twenty Ordinary
Shares of QRSciences Holdings
Limited
 (Form F6 File No. 333
122512)

				Ladies and
Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in number of ordinary shares represented by one
American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio for QRSciences
Holdings Limited.

The Prospectus has been revised to reflect the new ratio, and has been overstampted with:

Effective August 23, 2006 the
Companys American Depositary Share
(ADS) Ratio Changed from 1:20 (One
ADS Equaling Twenty Ordinary Share)
to 1:5 (One Ads Equaling Five Ordinary
Shares).

Please contact me with any questions or
comments at 212 8158365


Vinu Kurian
Vice President
The Bank of New York  ADR Division



Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)




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